AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 22, 1998 ("Agreement"), is among United National Bancorp, a New Jersey corporation and registered bank holding company ("United"), United National Bank, a national banking association ("UNB"), Raritan Bancorp Inc., a Delaware corporation and registered bank holding company ("Raritan") and The Raritan Savings Bank, a New Jersey-chartered stock savings bank (the "Bank").

                                    RECITALS

                  United desires to acquire Raritan and Raritan's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Raritan and its stockholders. The acquisition will be accomplished by merging Raritan into United with United as the surviving corporation and, at the same time, merging the Bank into UNB with UNB as the surviving bank, and Raritan stockholders receiving the consideration hereinafter set forth. The Boards of Directors of Raritan, United, the Bank and UNB have duly adopted and approved this Agreement and the Board of Directors of Raritan has directed that it be submitted to its stockholders for approval.

                  As a condition precedent to entering into this Agreement, United has required that Raritan grant it an option to purchase authorized but unissued shares of Raritan common stock and, as a consequence, United and Raritan have entered into a Stock Option Agreement, dated the date hereof (the "United Stock Option").

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Raritan shall be merged with and into United (the "Merger") in accordance with the New Jersey Business Corporation Act ("NJBCA") and the Delaware General Corporation Law ("DGCL") and United shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, the Bank shall be merged with and into UNB as provided in Section 1.7 hereof.

                  1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Raritan and United and thereafter all the property, rights, powers and franchises of each of Raritan and United shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Raritan and United and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.

                  1.3. Certificate of Incorporation. The certificate of incorporation of United as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. The bylaws of United as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of United as of the Effective Time shall continue as the directors and officers of the Surviving Corporation, with the additions provided for in Section 5.15 hereof.

                  1.6 Closing Date, Closing and Effective Time; Determination Date. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the office of Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey, on a date (the "Closing Date") which shall be the fifth business day following the first date (the "Determination Date") on which all necessary regulatory and governmental approvals and consents have been received, all statutory waiting periods in respect thereof have expired, and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived, or at such other place, time or date as United and Raritan may mutually agree upon. The Merger shall become effective (and be consummated) upon the effective time (the "Effective Time") specified by United and Raritan in the certificates of merger (the "Certificates of Merger"), which shall be prepared by United, shall be in form and substance satisfactory to United and Raritan, and shall be filed with the Secretary of State of the State of New Jersey and with the Secretary of State of the State of Delaware. The parties currently anticipate that the Certificates of Merger shall specify as the effective time the close of business on the Closing Date. If no effective time is specified in the Certificates of Merger, the Merger shall become effective (and be consummated) upon the later to be filed of the two Certificates of Merger.

                  1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into UNB (the "Bank Merger") in accordance with the provisions of the National Bank Act and the New Jersey Banking Act of 1948, as amended, and UNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and UNB and all of the property, rights, powers and franchises of each of the Bank and UNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and UNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and bylaws of UNB shall become the articles of association and bylaws of the Surviving Bank, the officers and employees of UNB and the officers and employees of the Bank shall be the officers and employees of the Surviving Bank with such additions as the Board of Directors of UNB shall determine, and the directors of UNB shall be the directors of the Surviving Bank with the additions from the directors of Raritan as specified herein. In connection with the execution of this Agreement, the Bank and UNB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in substantially the form of Exhibit A, annexed hereto, for delivery to the appropriate regulatory authorities for approval of the Bank Merger.


                                   ARTICLE II
                 CONVERSION OF RARITAN COMMON STOCK AND OPTIONS

                  Each share of common stock, $.01 par value, of Raritan ("Raritan Common Stock"), issued and outstanding immediately prior to the Effective Time, and each option to purchase shares of Raritan Common Stock validly issued pursuant to the 1993 Stock Option Plan for Outside Directors, the 1993 Incentive Stock Option Plan or the 1997 Long-Term Incentive Stock Benefit Plan (together, the "Raritan Option Plans") and outstanding immediately prior to the Effective Time and listed on Section 3.2 of the Raritan Disclosure Schedule (each a "Raritan Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted or cancelled at the Effective Time in accordance with this Article II.

                  2.1 Conversion of Raritan Common Stock;  Exchange Ratio;  Cash
in Lieu of Fractional Shares. Each share of Raritan Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.4 hereof, shall be converted into the right to receive 1.45 (the "Exchange Ratio") shares of Common Stock, $1.25 par value, of United ("United Common Stock"), subject to adjustment as set forth in Section
2.6 below. No fractional shares of United Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, each holder of Raritan Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Pre-Closing Price of United Common Stock. The "Average Pre-Closing Price of United Common Stock" means the average of the "Closing Prices" (as hereinafter defined) of United Common Stock for the ten consecutive full trading days ending on (and including) the Determination Date. "Closing Price" on any trading day shall mean the closing price of United Common Stock on such day as supplied by the Nasdaq Stock Market, National Market System ("NASDAQ/NMS") (and reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by United). A "trading day" shall mean any business day on which United Common Stock is actually traded on NASDAQ/NMS.

                  2.2.     Exchange of Shares.

                  (a) Raritan and United hereby appoint The Bank of New York, or such other bank as United (with the consent of Raritan, which consent shall not be unreasonably withheld) shall designate, as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Raritan Common Stock and Raritan Options. As soon as practicable after the Effective Time, but no later than five business days after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a Certificates or Certificates which, immediately prior to the Effective Time represented outstanding shares of Raritan Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for United Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1 hereof.

                  (b) Upon surrender of Certificates for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by United. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed stockholders of United for all purposes from the Effective Time, except that United shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for United Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of Raritan of the shares of Raritan Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (d) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) With respect to each outstanding Raritan Option the Exchange Agent shall, after the Effective Time, distribute to the Optionee an amendment to the option grant evidencing the conversion of the grant to an option to purchase United Common Stock in accordance with Section 2.7 hereof.

                  2.3. No Dissenters' Rights. Consistent with the provisions of the DGCL, no stockholder of Raritan shall have appraisal rights with respect to the Merger.

                  2.4. Cancelled Shares. Each share of Raritan Common Stock (i) which is held by Raritan as treasury stock or (ii) which is held by Bank or any other direct or indirect subsidiary of Bank (except as trustee or in a fiduciary capacity) or (iii) which is held by United, shall be canceled and retired at the Effective Time.

                  2.5. United Shares. The shares of United Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of United Common Stock to be issued as provided in
Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                  2.6 Anti-Dilution Adjustments. The Exchange Ratio and the Average Pre-Closing Price of United Common Stock shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by United with respect to United Common Stock between the date hereof and the Effective Time. By way of illustration, the Exchange Ratio determined pursuant to Section 2.1 hereof shall be adjusted upward by 10% (to 1.595) upon the payment of the 10% stock dividend which United declared on September 15, 1998 and which is payable on November 2, 1998 to United shareholders of record as of October 15, 1998. In addition, if United enters into an agreement pursuant to which shares of United Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Raritan stockholder shall be entitled to receive at the Effective Time such number of shares or other securities or amount of obligations of such other corporation as such stockholder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

                  2.7. Raritan Stock Options. At the Effective Time, each outstanding Raritan Option held by any person (an "Optionee") under the Raritan Option Plans shall be converted into a option to purchase United Common Stock (a "Stock Option"), wherein (x) the right to purchase shares of Raritan Common Stock pursuant to the Raritan Option shall be converted into the right to purchase that same number of shares of United Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of United Common Stock shall be the previous option exercise price per share of Raritan Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Raritan Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Shares of United Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8, and United shall file a registration statement on Form S-8 covering such shares as soon as practicable after the Effective Time, but in no event later than 45 days after the Effective Time.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF RARITAN

                  References herein to "Raritan Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Raritan to United. Raritan hereby represents and warrants to United as follows:

                  3.1.     Corporate Organization.

                  (a) Raritan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Raritan has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Raritan on a consolidated basis. Raritan is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

                  (b) Each of the Subsidiaries of Raritan are listed in the Raritan Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Raritan, means any corporation, joint venture, association, partnership, trust or other entity in which Raritan has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Raritan is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a New Jersey-chartered stock savings bank whose deposits are insured to the fullest extent permitted by law by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("SAIF") for certain deposits, and by the Bank Insurance Fund of the FDIC (the "BIF") for the remaining deposits, in each case to the fullest extent permitted by law. Each Subsidiary of Raritan has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Raritan and its Subsidiaries on a consolidated basis. The Raritan Disclosure Schedule sets forth true and complete copies of the Certificates of Incorporation or Charter, as the case may be, and Bylaws of Raritan and each Raritan Subsidiary as in effect on the date hereof. Except as set forth in the Raritan Disclosure Schedule, Raritan does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $500,000 and (ii) real estate used for its banking premises.

                  3.2.     Capitalization.

                  The authorized capital stock of Raritan consists of 3,500,000 shares of Raritan Common Stock and 2,00,000 shares of preferred stock, $.01 par value per share ("Raritan Preferred Stock"). As of the date hereof, there were 2,373,569 shares of Raritan Common Stock issued and outstanding, and 214,405 shares issued and held in the treasury, and no shares of Raritan Preferred Stock outstanding. As of the date hereof, there were 264,812 shares of Raritan Common Stock issuable upon exercise of outstanding Raritan Options (the "Option Shares") granted to, directors and officers of Raritan or the Bank pursuant to the Raritan Option Plans. The Raritan Disclosure Schedule sets forth (i) all options which may be exercised for issuance of Raritan Common Stock and the terms upon which the options may be exercised, and (ii) true and complete copies of each of the Raritan Option Plans and a specimen of each form of agreement pursuant to which any outstanding stock option was granted, including a list of each outstanding stock option issued pursuant thereto. All issued and outstanding shares of Raritan Common Stock, and all issued and outstanding shares of capital stock of each Raritan Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 10,000,000 shares of common stock, $2.00 par value and no shares of preferred stock. All of the outstanding shares of capital stock of each Raritan Subsidiary are owned by Raritan and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Raritan Options and the United Stock Option, neither Raritan nor any Raritan Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Raritan or any Raritan Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.     Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Raritan, and subject to the parties obtaining all necessary regulatory approvals, Raritan and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Raritan and the Bank. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank. Except for the approvals described in paragraph
(b) below, no other corporate proceedings on the part of Raritan or the Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Raritan and the Bank, and constitutes valid and binding obligations of Raritan and the Bank, enforceable against Raritan and the Bank in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey-chartered savings banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by Raritan and the Bank, nor the consummation by Raritan and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Raritan and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Raritan's or the Bank's Certificates of Incorporation or Charter, as the case may be, or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Raritan or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Raritan Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Raritan or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Raritan or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Raritan and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Commissioner of Banking and Insurance of the State of New Jersey (together with the Department of Banking and Insurance, the "Commissioner"), the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities bureaus or commissions, the New Jersey Secretary of State, the Delaware Secretary of State, and the stockholders of Raritan, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Raritan or the Bank in connection with (x) the execution and delivery by Raritan and the Bank of this Agreement and (y) the consummation by Raritan and the Bank of the transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

                  3.4.     Financial Statements.

                  (a) The Raritan Disclosure Schedule sets forth copies of the consolidated statements of condition of Raritan as of December 31, 1995, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Raritan, and the unaudited consolidated statements of condition of Raritan as of June 30, 1998 and related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended as reported in Raritan's Quarterly Report on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Raritan Financial Statements"). The Raritan Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and fairly present the consolidated financial condition of Raritan as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Raritan for the respective periods set forth therein.

                  (b) The books and records of Raritan and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Raritan Financial Statements (including the notes thereto), as of June 30, 1998 neither Raritan nor any of its Subsidiaries had any material liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Raritan or any of its Subsidiaries. Since June 30, 1998 and to the date hereof, neither Raritan nor any of its Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

                  3.5. Brokerage Fees; Financial Advisor. Other than The Endicott Financial Advisors, L.L.C. ("Endicott"), neither Raritan nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Copies of Raritan's agreements with Endicott are set forth in the Raritan Disclosure Schedule. Endicott has delivered to Raritan its written opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Raritan in the Merger. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Raritan or any of its Subsidiaries other than fees which will be payable by Raritan to Endicott.

                  3.6.     Absence of Certain Changes or Events.

                  (a) There has not been any material adverse change in the business, operations, assets or financial condition of Raritan and its Subsidiaries on a consolidated basis since June 30, 1998 and, to Raritan's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which Raritan believes will cause or is likely to cause such a material adverse change in the future.

                  (b) Except as set forth in the Raritan Disclosure Schedule, neither Raritan nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1998 and the date hereof and Raritan and the Raritan Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the Raritan Disclosure Schedule, neither Raritan nor any of its Subsidiaries is a party to any, and there are no pending or, to Raritan's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature ("Legal Proceedings") against Raritan or any of its Subsidiaries. Except as disclosed in the Raritan Disclosure Schedule, neither Raritan nor any of its Subsidiaries is a party to any order, judgment or decree entered against Raritan or any Raritan Subsidiary in any Legal Proceeding.

                  3.8.     Taxes and Tax Returns.

                  (a) Raritan and each Raritan Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to United in writing). Raritan and each Raritan Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Raritan or any Raritan Subsidiary through such date, which reserves are, to the knowledge of Raritan, adequate for such purposes. Except as set forth in the Raritan Disclosure Schedule, the federal income tax returns of Raritan and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Raritan Disclosure Schedule, the applicable state income tax returns of Raritan and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Raritan, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Raritan or any of its Subsidiaries, nor has Raritan or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the Raritan Disclosure Schedule, neither Raritan nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Raritan or any Raritan Subsidiary (nor does Raritan have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.     Employee Benefit Plans.

                  (a) Except as disclosed in the Raritan Disclosure Schedule, neither Raritan nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Raritan Pension Plans"), "employee welfare benefit plan", within the meaning of
Section 3(1) of ERISA (the "Raritan Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Raritan nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                  (b) Raritan has delivered to United in the Raritan Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Raritan Pension Plans and Raritan Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits both vested and non-vested under each of the Raritan Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Raritan Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of Raritan's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Raritan or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Raritan Pension Plan have been paid. All contributions required to be made to each Raritan Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Raritan and its Subsidiaries which have not been paid have been properly recorded on the books of Raritan and its Subsidiaries.

                  (f) Except as disclosed on the Raritan Disclosure Schedule, each of the Raritan Pension Plans, the Raritan Welfare Plans and each other plan and arrangement identified on the Raritan Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation through the date of such determination letter, with respect to each of the Raritan Pension Plans and Raritan is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of Raritan, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Raritan Welfare Plans or Raritan Pension Plans.

                  (h) No Raritan Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Raritan Pension Plans.

                  (i) To the knowledge of Raritan, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Raritan Pension Plans.

                  (j) There are no pending, or, to the knowledge of Raritan, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Raritan Pension Plans or the Raritan Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Raritan Disclosure Schedule.

                  (k) Except as disclosed in the Raritan Disclosure Schedule, no Raritan Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Raritan Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed in the Raritan Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Raritan Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                  (m) Except as disclosed in the Raritan Disclosure Schedule, with respect to each Raritan Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Raritan or any Raritan Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except as hereafter agreed to by United in writing or as disclosed on the Raritan Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Raritan or any Raritan Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Raritan Pension Plan or Raritan Welfare Plan.

                  3.10.    Reports.

                  (a) The Raritan Disclosure Schedule lists, and as to item (i) below Raritan has previously delivered or made available to United a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by Raritan since January 1, 1995 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials, press releases and dividend checks) mailed by Raritan to its shareholders as a class since January 1, 1995.

                  (b) Since January 1, 1995, (i) Raritan has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) Raritan and the Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, Raritan promptly will deliver or make available to United accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The Raritan Disclosure Schedule lists the dates of all examinations of Raritan or the Bank conducted by either the Commissioner or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by Raritan or the Bank.

                  3.11. Raritan and Bank Information. The information relating to Raritan and the Bank to be contained in the Joint Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Raritan and United in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the dates the Joint Proxy Statement/Prospectus is mailed to stockholders of Raritan and United, respectively, and up to and including the dates of each of the meetings to which such Joint Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12.    Compliance with Applicable Law.

                  (a) General. Except as set forth in the Raritan Disclosure Schedule, each of Raritan and the Raritan Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Raritan or any of its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Raritan and its Subsidiaries on a consolidated basis) and Raritan has not received notice of violation of, and does not know of any violations of, any of the above.

                  (b) CRA. Without limiting the foregoing, to its knowledge the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and Raritan has received no written notice that any person or group would object to the consummation of a merger involving the Bank due to the CRA performance of or rating of the Bank. Except as listed on the Raritan Disclosure Schedule to the knowledge of the Bank, no person or group has adversely commented upon the Bank's CRA performance. The most recent CRA rating received by the Bank was "Satisfactory."

                  3.13.    Certain Contracts.

                  (a) Except as disclosed in the Raritan Disclosure Schedule under this Section or Section 3.5, (i) neither Raritan nor any Raritan Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Raritan or any Raritan Subsidiary to any officer, employee, director or consultant thereof. The Raritan Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Raritan or any Raritan Subsidiary is a party.

                  (b) Except as  disclosed in the Raritan  Disclosure  Schedule,
(i) as of the date of this Agreement, neither Raritan nor any Raritan Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Raritan or any Raritan Subsidiary of amounts in excess of $100,000, or which has a term extending beyond November 1, 1998 and cannot be terminated by Raritan or its subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which Raritan or any Raritan Subsidiary is a party or by which any of them is bound limits the freedom of Raritan or any Raritan Subsidiary to compete in any line of business or with any person, and (iii) neither Raritan nor any Raritan Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the Raritan Disclosure Schedule, neither Raritan nor any Raritan Subsidiary nor, to the knowledge of Raritan, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

                  3.14.    Properties and Insurance.

                  (a) Raritan and its Subsidiaries have good, and as to owned real property marketable, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Raritan's consolidated balance sheet as of June 30, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Raritan and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to United prior to the date hereof. Raritan and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The Raritan Disclosure Schedule lists all policies of insurance and bonds covering business operations and all insurable properties and assets of Raritan and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Raritan nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of Raritan and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  3.16. Environmental Matters. Except as set forth in the Raritan Disclosure Schedule:

                       (a) Neither Raritan nor any Raritan Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Raritan or such Raritan Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Raritan and the Raritan Subsidiaries taken as a whole. Raritan has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Raritan or any Raritan Subsidiary, as OREO or otherwise, or owned or controlled by Raritan or any Raritan Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                       (b) Raritan has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Raritan and the Raritan Subsidiaries taken as a whole.

                       (c) To the knowledge of Raritan, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by Raritan or any Raritan Subsidiary. 3.17. Reserves. The reserve for loan and lease losses in the June 30, 1998 Raritan Financial Statements was, to Raritan's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all then known or anticipated loan losses.

                  3.18. No Excess Parachute Payments. Except as disclosed in the Raritan Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Raritan or any Raritan Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Raritan, a Raritan Subsidiary, United or UNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Year 2000 Compliance. Raritan and the Raritan Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Raritan and the Raritan Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the Raritan Disclosure Schedule, Raritan does not expect the future cost of addressing such issues to be material. Neither Raritan nor any Raritan Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.20. Agreements with Bank Regulators. Except as disclosed in the Raritan Disclosure Schedule, neither Raritan nor any Raritan Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to United by Raritan prior to the date of this Agreement, nor has Raritan been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to United by Raritan prior to the date of this Agreement. Neither Raritan nor any Raritan Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to United by Raritan prior to the date of this Agreement.

                  3.21.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF UNITED

                  References herein to the "United Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by United to Raritan. United hereby represents and warrants to Raritan as follows:

                  4.1.     Corporate Organization.

                  (a) United is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of United or its Subsidiaries (defined below). United is registered as a bank holding company under the BHCA.

                  (b) Each of the  Subsidiaries  of  United  are  listed  in the
United Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to United, means any corporation, joint venture, association, partnership, trust or other entity in which United has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of United is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. UNB is a national bank whose deposits are insured by the SAIF for certain deposits, and by the BIF for the remaining deposits, in each case to the fullest extent permitted by law. Each Subsidiary of United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries.

                  4.2. Capitalization. The authorized capital stock of United consists of 16,000,000 shares of United Common Stock and 1,000,000 shares of preferred stock ("United Preferred Stock"). As of June 30, 1998, there were 9,375,345 shares of United Common Stock issued and outstanding, including 94,303 treasury shares and 2,700 shares of restricted stock granted under the United National Bancorp Long Term Stock Based Incentive Plan (the "United Option Plan"), and there were no shares of United Preferred Stock outstanding. Since June 30, 1998, to and including the date of this Agreement, no additional shares of United Common Stock have been issued except in connection with exercises of options granted under the United Option Plan or grants of restricted stock under the United Option Plan. As of June 30, 1998, except for 399,772 shares of United Common Stock issuable upon exercise of outstanding stock options granted pursuant to the United Option Plan and the Non-Employee Director Stock Option Plan (the "United Director Option Plan"), there were no shares of United Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of United Common Stock, and all issued and outstanding shares of capital stock of United's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of United's Subsidiaries are owned by United free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options referred to above under the United Option Plan and the United Director Option Plan, neither United nor any of United's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of United or United's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the United Option Plan or United Director Option Plan, or repurchases of United Common Stock, prior to the Effective Time shall be required to be disclosed or reported to Raritan to keep the representations in this section true or correct.

                  4.3.     Authority; No Violation.

                  (a) United and UNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. United has a sufficient number of authorized but unissued shares of United Common Stock to pay the consideration for the Merger set forth in Article II of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of United and UNB. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of UNB. No other corporate proceedings on the part of United and UNB are necessary to consummate the transactions contemplated hereby (except for the approval by United of the Bank Merger Agreement and except for any shareholder approval that may be required by the NASDAQ/NMS listing rules). This Agreement has been duly and validly executed and delivered by United and UNB and constitutes a valid and binding obligation of United and UNB, enforceable against United and UNB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally-chartered banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by United and UNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of United or the Articles of Association or Bylaws of UNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to United or UNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of United or UNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United or UNB is a party, or by which United or UNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis, or the ability of United and UNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the OTS, the FRB, the New Jersey Secretary of State, the Delaware Secretary of State, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of United or UNB in connection with
(a) the execution and delivery by United or UNB of this Agreement, (b) the consummation by United of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by UNB of the Bank Merger Agreement and the consummation by UNB of the Bank Merger and other transactions contemplated thereby. To United's knowledge, no fact or condition exists which United has reason to believe will prevent it or UNB from obtaining the aforementioned consents and approvals.

                  4.4.     Financial Statements.

                  (a) United has previously delivered to Raritan copies of the consolidated statements of financial condition of United as of December 31, 1995, 1996 and 1997, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick LLP, the current independent public accountants with respect to United, or Arthur Andersen, LLP, previously the independent public accountants with respect to United, and the unaudited consolidated statements of condition of United as of June 30, 1998 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended as reported in United's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "United Financial Statements"). The United Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the consolidated financial position of United as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of United for the respective fiscal periods set forth therein.

                  (b) The books and records of United and its subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the United Financial Statements (including the notes thereto), as of June 30, 1998 neither United nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of United or any of its Subsidiaries and which are required by GAAP to be disclosed in the United Financial Statements. Since June 30, 1998, neither United nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage Fees. Except as set forth in the United Disclosure Schedule, neither United nor UNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis since June 30, 1998 and to United's knowledge, no fact or condition exists (other than regional or national economic conditions which affect financial institutions generally) which United believes will cause or is likely to cause such a material adverse change in the future.

                  4.7. United Information. The information relating to United and its subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement and Joint Proxy Statement/Prospectus (as defined in
Section 5.6(a) hereof), as of the dates of the mailing of the Joint Proxy Statement/Prospectus to shareholders of United and Raritan, respectively, and up to and including the dates of each meeting to which such Joint Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.8. Capital Adequacy. As of the date of this Agreement each of United and UNB has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, each of United and UNB will have, sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. United Common Stock. At the Effective Time, the United Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through United, with no personal liability attaching to the ownership thereof.

                  4.10. Legal Proceedings. Except as disclosed in the United Disclosure Schedule, neither United nor its Subsidiaries is a party to any, and there are no pending or, to United's knowledge, threatened, Legal Proceedings against United or any of its Subsidiaries which, if decided adversely to United, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis. Except as disclosed in the United Disclosure Schedule, neither United nor any of United's Subsidiaries is a party to any order, judgment or decree entered against United or any such Subsidiary in any Legal Proceeding which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.11. Taxes and Tax Returns. United and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. United and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of United and its Subsidiaries through such date, which reserves are, to the knowledge of United, adequate for such purposes. No deficiencies exist or have been asserted based upon the federal income tax returns of United and UNB.

                  4.12.    Employee Benefit Plans.

                  (a) United and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "United Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "United Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither United nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Each of the United Pension Plans and each of the United Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  (c) The present value of all accrued benefits both vested and non-vested under each of the United Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such United Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of United's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the PBGC has not asserted any claim for liability against United or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each United Pension Plan have been paid. All contributions required to be made to each United Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of United and its Subsidiaries which have not been paid have been properly recorded on the books of United and its Subsidiaries.

                  (f) Except as disclosed on the United Disclosure Schedule, each of the United Pension Plans, the United Welfare Plans and each other plan and arrangement identified on the United Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation through the date of such determination letter, with respect to each of the United Pension Plans and United is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of United, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the United Welfare Plans or United Pension Plans.

                  (h) No United Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the United Pension Plans.

                  (i) To the knowledge of United, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the United Pension Plans.

                  4.13.    Reports.

                  (a) Each communication mailed by United to its stockholders since January 1, 1995, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) Since January 1, 1995, (i) United has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) United and UNB each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, United promptly will deliver or make available to Raritan accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The United Disclosure Schedule lists the dates of all examinations of United or UNB conducted by either the OCC or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by United or UNB.

                  4.14. Compliance with Applicable Law. United and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the NASDAQ/NMS relating to United and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) and United has not received notice of violations of, and does not know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) of, any of the above. Without limiting the foregoing, to its knowledge UNB has complied in all material respects with the CRA and United has received no written notice that any person or group would object to the consummation of a merger involving UNB due to the CRA performance or rating of UNB. To the knowledge of United, except as listed on the United Disclosure Schedule, no person or group has adversely commented upon UNB's CRA performance. The most recent CRA rating received by UNB was "Satisfactory."

                  4.15.    Properties and Insurance.

                  (a) United and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in United's consolidated balance sheet as of June 30, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1998). United and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of United and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of United should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of United adequate for the business engaged in by United and its Subsidiaries. As of the date hereof, neither United nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of United and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that United or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of United or its Subsidiaries. Except as disclosed in the United Disclosure Schedule, United has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by United or any of its Subsidiaries, as OREO or otherwise, or owned or controlled by United or any of its Subsidiaries as a trustee or fiduciary in any manner, that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. The allowance for possible loan and lease losses in the June 30, 1998 United Financial Statements was, to United's knowledge, adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all then known or anticipated loan losses.

                  4.19. Year 2000 Compliance. United and the United Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by United and the United Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and United does not expect the future cost of addressing such issues to be material. Neither United nor any United Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.20. Agreements with Bank Regulators. Except as disclosed in the United Disclosure Schedule, neither United nor any United Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Raritan by United prior to the date of this Agreement, nor has United been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Raritan by United prior to the date of this Agreement. Neither United nor any United Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Raritan by United prior to the date of this Agreement.

                  4.21. Disclosures.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of Raritan. During the period from the date of this Agreement to the Effective Time, Raritan shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of United, which consent will not be unreasonably withheld. Raritan also shall use all reasonable efforts to (i) preserve its business organization and that of each Raritan Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Raritan nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement,
(iii) preserve for itself and United the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist, and (iv) take any action which United may reasonably request in order to cause the Merger to qualify as a pooling of interests for accounting purposes including, without limitation, reissuing "tainted" shares of Raritan Common Stock if United so requests.

                  5.2.     Negative Covenants and Dividend Covenants.

                  (a) Raritan agrees that from the date hereof to the Effective Time, except as set forth in Section 5.2 of the Raritan Disclosure Schedule or as otherwise approved by United in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                       (i)  change  any   provision   of  its   Certificate   of
Incorporation or Charter, as the case may be, or Bylaws or any similar governing documents;

                       (ii) except for the issuance of Raritan Common Stock pursuant to the present terms of the outstanding Raritan Options and the United Stock Option and as disclosed in the Raritan Disclosure Schedule, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Raritan or any Raritan Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, other than Raritan's regular quarterly cash dividends in amounts not to exceed $0.15 per calendar quarter, with the dividend payment dates to be coordinated with United, it being the intention of the parties that the shareholders of Raritan receive dividends for any particular calendar quarter on either the Raritan Common Stock or the United Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both; provided further, that nothing contained herein shall be deemed to affect the ability of the Bank to pay dividends on its capital stock to Raritan;

                       (iii) grant any severance or termination pay (other than pursuant to agreements or policies of Raritan in effect on the date hereof and disclosed in the Raritan Disclosure Schedule or as agreed to by United in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees;

                       (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                       (v) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to United;

                       (vi) file any applications or make any contract with respect to branching or site location or relocation.

                       (vii) agree to acquire in any manner whatsoever (other than to foreclose on collateral for a defaulted loan) any business or entity;

                       (viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP;

                       (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

                       (x) agree to do any of the foregoing.

                  (b) United agrees that from the date hereof to the Effective Time, except as otherwise approved by Raritan in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                       (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or that may result in any condition, agreement or covenant set forth in this Agreement not being satisfied;

                       (ii) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code or as a pooling of interests for accounting purposes;

                       (iii) consolidate with or merge with any other person or entity in which United is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless such person or entity shall expressly assume the obligations of United under this Agreement; or

                       (iv) authorize or enter into any agreement or commitment to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, Raritan and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than United) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Raritan or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Raritan may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Raritan, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Raritan shall promptly communicate to United the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Raritan will cause one or more of its designated representatives to confer on a monthly basis, or on such other schedule as the parties may mutually agree upon, with representatives of United regarding Raritan's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly, but in any event within 30 days, after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $250,000, Raritan and the Bank will send United a description thereof, and thereafter Raritan will promptly send to United copies of such documents relating thereto as United shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Raritan will deliver to United the Bank's call reports filed with the FDIC and Raritan's quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and United will deliver to Raritan United's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act, and UNB's call reports filed with the OCC and the FDIC. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Raritan will deliver to United and United will deliver to Raritan their respective year end financial statements and related reports to shareholders and regulatory agencies.

                  5.5.     Access to Properties and Records; Confidentiality.

                  (a) Raritan and the Bank shall permit United and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and United and UNB shall permit Raritan and its Representatives, reasonable access to their respective properties, and shall disclose and make available to United and its Representatives or Raritan and its Representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which United and its Representatives or Raritan and its Representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Raritan acknowledges that United may be involved in discussions concerning other potential acquisitions and United shall not be obligated to disclose such information to Raritan except as such information is publicly disclosed by United.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes or any other purposes not expressly permitted hereby. Each party shall inform its Representatives of the terms of this Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby is abandoned, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public;
(C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

                  5.6.     Regulatory Matters.

                  (a) For the purposes of holding the meetings of Raritan stockholders and United shareholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws United Common Stock to be issued to Record Holders and Optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by United of a Registration Statement with the SEC which shall include an appropriate joint proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such joint proxy statement and prospectus in the form mailed by Raritan to the Raritan stockholders and Optionees together with any and all amendments or supplements thereto, and in the form mailed by United to the United shareholders together with any and all amendments or supplements thereto, is collectively herein referred to as the "Joint Proxy Statement/Prospectus" and the various documents to be filed by United under the 1933 Act with the SEC to register for sale the United Common Stock to be issued to Record Holders and Optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

                  (b) United shall furnish information concerning United and the Merger as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) hereof. United agrees promptly to advise Raritan if at any time prior to the Raritan stockholder meeting referred to in Section 5.7 hereof, any information provided by United in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Raritan with the information needed to correct such inaccuracy or omission. United shall furnish Raritan with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) after the mailing thereof to Raritan stockholders and United shareholders.

                  (c) Raritan shall furnish United with such information concerning Raritan and the Bank as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Raritan agrees promptly to advise United if, at any time prior to either of the meetings referred to in Section 5.6(a) hereof, information provided by Raritan in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide United with the information needed to correct such inaccuracy or omission. Raritan shall furnish United with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Raritan and the Bank, to comply with Section 5.6(a) after the mailing thereof to Raritan stockholders and United shareholders.

                  (d) United shall promptly make such filings as are necessary in connection with the offering of the United Common Stock pursuant to the Merger with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the United Common Stock under applicable state securities laws at the earliest practicable date. Raritan shall promptly furnish United with such information regarding the Raritan stockholders as United requires to enable it to determine what filings are required hereunder. Raritan authorizes United to utilize in such filings the information concerning Raritan and the Bank provided to United in connection with, or contained in, the Joint Proxy Statement/Prospectus. United shall furnish Raritan with drafts of all such filings, as well as filings with the SEC and all regulatory filings in connection with the Merger, shall provide Raritan with the opportunity to comment thereon, and shall keep Raritan advised of the status thereof. United shall as promptly as practicable file the Registration Statement containing the Joint Proxy Statement/Prospectus with the SEC, and each of United and Raritan shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus.

                  (e) United shall cause the United Common Stock to be issued in connection with the Merger to be listed on the NASDAQ/NMS.

                  (f) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the Commissioner, the State of New Jersey, the FDIC and the FRB. The parties shall each have the right to review in advance (and shall do so promptly) all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. The parties hereto shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 60 days of the date hereof.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (h) Raritan acknowledges that United is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning Raritan may be required to be included in the registration statements, if any, for the sale of securities of United or in SEC reports in connection with such acquisitions. Raritan agrees to provide United with any information, certificates, documents or other materials about Raritan as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by United prior to the Effective Time. Raritan shall use its reasonable efforts to cause its attorneys and accountants to provide United and any underwriters for United with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. United shall reimburse Raritan for reasonable expenses thus incurred by Raritan should this Agreement be terminated for any reason. United shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Raritan unless Raritan shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, Raritan shall cooperate with United to be in a position as of the Effective Time to reasonably conform Raritan's policies and procedures regarding applicable regulatory matters to those of United as United may reasonably identify to Raritan from time to time.

                  5.7.     Approval of Stockholders.

                  (a) Raritan will (i) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Raritan as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (ii subject to the fiduciary responsibilities of the Board of Directors of Raritan to the stockholders of Raritan, recommend to the stockholders of Raritan the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with United with respect to each of the foregoing matters. In connection therewith, Raritan will use reasonable efforts to cause each director of Raritan to agree, (x) to vote in favor of the Merger, and (y) take such action as is necessary or is reasonably required by United to consummate the Merger.

                  (b) United will (i) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of United as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (ii subject to the fiduciary responsibilities of the Board of Directors of United to the stockholders of United, recommend to the stockholders of United the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with Raritan with respect to each of the foregoing matters. In connection therewith, United will use reasonable efforts to cause each director of United to agree, (x) to vote in favor of the Merger, and (y) take such action as is necessary or is reasonably required by Raritan to consummate the Merger.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other, and obtain each other's prior approval, in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions.  In the event that United or Raritan determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1999 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions United may enter into with other parties, Raritan and United will promptly inform the other of any facts applicable to Raritan or United, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12     Transaction Expenses of Raritan.

                  (a) To the extent not already done, Raritan shall promptly, but in any event within 30 days, after the execution of this Agreement ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements, and request that its professionals render monthly invoices within 30 days after the end of each month. Raritan shall accrue and/or pay all of such amounts as soon as possible.

                  (b) United and Raritan  shall  jointly  make all  arrangements
with    respect   to   the   printing   and   mailing   of   the   Joint   Proxy
Statement/Prospectus.

                  5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur during January, 1999.

                  5.14.    Indemnification.

                  (a) For a period of six years after the Effective Time, United shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Raritan or the Bank (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of Raritan or the Bank or acted as a director or officer of a third party at the written request of Raritan or the Bank, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Raritan or the Bank or any of their respective affiliates, or by any former or present shareholder of Raritan or the Bank (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Joint Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of Raritan or the Bank or any committee of such board, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto (or the absence of any of the foregoing) and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which Raritan or the Bank, as the case may be, would have been permitted under any applicable law and its Certificate of Incorporation and By-Laws had the Merger not occurred (and United shall also advance expenses as incurred to the fullest extent so permitted).

                  (b) From and after the Effective Time, United shall assume and honor any obligation of Raritan or the Bank immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of Raritan or the Bank or arising out of any written indemnification agreements between Raritan or the Bank and such persons disclosed in the Raritan Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between United and such Indemnitees, including the obligation to advance expenses pursuant to Raritan's Certificate of Incorporation and Bylaws.

                  (c) In the event  United or any of its  successors  or assigns
(i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of United assume the obligations set forth in this Section 5.14.

                  (d) United shall cause Raritan's and the Bank's officers and directors to be covered, for a period of six years after the Effective Time, under (i) United's then current officers' and directors' liability insurance policy or (ii) an extension of Raritan's or the Bank's existing officers' and directors' liability insurance policy. However, United shall only be required to insure such persons upon terms and for coverages substantially similar to Raritan's or the Bank's existing officers' and directors' liability insurance, as the case may be.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.14 shall promptly notify United upon learning of any Claim, but the failure to so notify shall not relieve United of any liability it may have to such Indemnitee if such failure does not materially prejudice United. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) United shall have the right to assume the defense thereof and United shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if United elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between United and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and United shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that United shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waivable by the Indemnitees, and (y) the Indemnitees will cooperate in the defense of any such matter. United shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, United shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15. New United and UNB Directors. As of the Effective Time, United shall cause its Board of Directors and the UNB Board of Directors to take action to appoint to the Boards of Directors of United and UNB, respectively, at the Effective Time, Arlyn D. Rus and one other current Raritan director who shall be proposed by Raritan and approved by United. Such persons will serve on separate classes of the Board of Directors of United and Mr. Rus shall serve as Vice Chairman of the Board of United. As of the Effective Time, United shall cause the UNB Board of Directors to take action to create an advisory Board of Directors and to invite all then directors of Raritan to serve on such advisory board.

                  5.16. Employment Matters. In connection with the Merger, United and Raritan will deal with employment and severance contracts and arrangements with officers and employees of Raritan and the Bank in the manner set forth in Section 5.16 of the Raritan Disclosure Schedule.

                  5.17. Pooling and Tax-Free Reorganization Treatment. Neither United nor Raritan shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  5.18. Raritan Option Plans. From and after the Effective Time, each Raritan Option which is converted to an option to purchase United Common Stock under Section 2.1(b) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of United appointed by the Board of Directors of United (including one or more former directors of Raritan). United shall reserve for issuance the number of shares of United Common Stock necessary to satisfy United's obligations. United shall also register, if not previously registered pursuant to the 1933 Act, the shares authorized for issuance under the Raritan Options so converted.

                  5.19.    Affiliates.

                  (a) Promptly, but in any event within 30 days, after the execution and delivery of this Agreement, (i) Raritan shall deliver to United
(x) a letter identifying all persons who, to the knowledge of Raritan, may be deemed to be affiliates of Raritan under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Raritan and (y) a letter identifying all persons who, to the knowledge of Raritan, may be deemed to be affiliates of Raritan as that term (affiliate) is used for purposes of qualifying for pooling-of-interests accounting treatment; and (ii) United shall identify to Raritan all persons who, to the knowledge of United, may be deemed affiliates of United as that term (affiliates) is used for purposes of qualifying for pooling-of-interests accounting treatment.

                  (b) Raritan shall cause each director of Raritan to, and Raritan shall use all reasonable efforts to cause each executive officer of Raritan and each other person who may be deemed an affiliate of Raritan (under either Rule 145 of the 1933 Act or the accounting treatment rules) to, execute and deliver to United within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.19 hereto agreeing to be bound by the restrictions of Rule 145 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, United shall cause each director and executive officer of United to, and United shall use all reasonable efforts to cause each other person who may be deemed an affiliate of United (as that term is used for purposes of qualifying for pooling of interests) to, execute and deliver to United within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.19.1 hereto in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

                  (c) United shall use reasonable business efforts to publish as soon as possible, but no later than 20 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined revenues and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

                  5.20. Compliance with the Industrial Site Recovery Act. Raritan, at its sole cost and expense, shall use all reasonable efforts to obtain prior to the Effective Time, with respect to each facility located in New Jersey owned or operated by Raritan or any Raritan Subsidiary (each, a "Facility"), either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that the Facility is not an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility; or (d) an opinion addressed to United from New Jersey legal counsel reasonably acceptable to United to the effect that ISRA has been complied with, or is inapplicable, with respect to the Facility. In the event Raritan obtains a Remediation Agreement, Raritan will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.


                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Raritan Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Raritan and the shareholders of United. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the United Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The United Common Stock to be issued in connection with the Merger, including United Common Stock to be issued for the Raritan Options, shall have been approved for listing on the NASDAQ/NMS.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner, the FDIC, the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Raritan and the Bank, taken as a whole, to United. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no Legal Proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger.

                  (d) Tax Free Exchange. United and Raritan shall have received an opinion, satisfactory to United and Raritan, of Pitney, Hardin, Kipp & Szuch, counsel for United, issued in reliance on tax representation letters from United and Raritan that are customary and reasonable under the circumstances, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to United, Raritan, UNB or the Bank or to the stockholders of Raritan who exchange their shares of Raritan for United Common Stock (except to the extent that cash is received in lieu of fractional shares of United Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by United as a pooling-of-interests for accounting purposes and United shall have received a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement.

                  6.2. Conditions to the Obligations of United Under this Agreement. The obligations of United under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Raritan and Bank. The representations and warranties of Raritan contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct on the Closing Date as though made on and as of the Closing Date. Raritan shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Raritan Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Raritan Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates. In interpreting this Section 6.2(a) and Section 7.1(d) hereof, no representation or warranty of Raritan shall be deemed untrue or incorrect, and Raritan shall not be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Raritan contained in this Agreement has had or is reasonably likely to have a material adverse effect on Raritan and the Bank, taken as a whole, from that disclosed by Raritan on the date of this Agreement.

                  (b) Consents. United shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Opinion of Counsel. United shall have received an opinion of counsel to Raritan, dated the date of the Closing, in form and substance reasonably satisfactory to United, covering the matters set forth on Schedule
6.2 hereto and any other matters reasonably requested by United.

                  (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                  (e) Certificates. Raritan shall have furnished United with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as United may reasonably request.

                  (f) Environmental Law Compliance. Raritan shall have obtained, with respect to each Facility, an LNA, a Remediation Agreement, a Negative Declaration approval, a Remedial Action Workplan approval (in which event Raritan will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement), a No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility or an opinion of the type referred to in Section 5.20(d) hereof.

                  6.3. Conditions to the Obligations of Raritan Under this Agreement. The obligations of Raritan under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of United. The representations and warranties of United contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. United shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the United Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the United Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates. In interpreting this Section 6.3(a) and Section 7.1(e) hereof, no representation or warranty of United shall be deemed untrue or incorrect, and United shall not be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of United contained in this Agreement has had or is reasonably likely to have a material adverse effect on United and UNB, taken as a whole, from that disclosed by United on the date of this Agreement.

                  (b) Opinion of Counsel to United. Raritan shall have received an opinion of counsel to United, dated the date of the Closing, in form and substance reasonably satisfactory to Raritan, covering the matters set forth on
Schedule 6.3 hereto and any other matter reasonably requested by Raritan.

                  (c) Fairness Opinion. Raritan shall have received an opinion from Endicott as of the date of this Agreement and the date the Joint Proxy Statement/Prospectus is mailed to Raritan's stockholders, with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Raritan in the Merger.

                  (d) Raritan Directors. Each of United and UNB shall have taken all action necessary to appoint two current Raritan directors to its Board of Directors as specified in Section 5.15.

                  (e) Certificates. United shall have furnished Raritan with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Raritan may reasonably request.

                  (f) UNB Action. UNB shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Raritan:

                  (a)      By mutual written consent of the parties hereto.

                  (b) By United or Raritan (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date or (ii) if a vote of the stockholders of Raritan is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or
(iii) if a vote of the shareholders of United is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or, in the case of Raritan, to be performed or observed by the directors of Raritan) at or before the Effective Time.

                  (c) By United or Raritan upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by United upon written notice to Raritan if any such application is approved with conditions which materially impair the value of Raritan and the Bank, taken as a whole, to United.

                  (d) By United if (i) there  shall  have  occurred  a  material adverse change in the business, operations, assets, or financial condition of Raritan or the Bank, taken as a whole, from that disclosed by Raritan on the date of this Agreement; or (ii) there was a material breach in any
representation,   warranty,   covenant,   agreement  or  obligation  of  Raritan
hereunder.

                  (e) By Raritan, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of United or UNB from that disclosed by United on the date of this Agreement; or
(ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of United hereunder.

                  (f) By United or Raritan if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met on or before the Cutoff Date after giving the other party a reasonable opportunity to cure any such condition.

                  (g) by Raritan, if (either before or after the approval of this Agreement by the stockholders of Raritan) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three business day period commencing with (and including) the Determination Date, if both of the following conditions are satisfied:

                       (x) the Average Pre-Closing Price of United Common Stock on the Determination Date (the "Determination Price"), is less than $22.26 (the "United Floor Price"); and

                       (y) (i) the quotient obtained by dividing the Determination Price by the United Floor Price (the "United Ratio") is less than
(ii) the quotient obtained by dividing the number calculated using the index of financial institutions set forth on Exhibit B hereto (the "Index Price") as of the close of business on the Determination Date by the Index Price as of the close of business on September 21, 1998 and subtracting 0.10 from the quotient in this clause (y)(ii) (such number being referred to herein as the "Index Ratio").

                  Notwithstanding the foregoing, if Raritan elects to exercise its termination right pursuant to this subsection (g), it shall give prompt written notice to United (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period)). During the two business day period commencing with its receipt of such notice, United shall have the option of increasing the consideration to be received by the holders of Raritan Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the United Floor Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Determination Price, and (ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the United Ratio. If United makes an election contemplated by the preceding sentence, within such two business day period, it shall give prompt written notice to Raritan of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (g).

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either United or Raritan pursuant to
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except that Sections 5.5(b) and 8.1 hereof shall have continuing effect as set forth therein. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Raritan and, if required, by the shareholders of United, but, after any such adoption, no amendment shall be made which, under applicable New Jersey or Delaware law, cannot be made without the approval of the stockholders of Raritan or the shareholders of United, as the case may be, without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of United and Raritan.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of printing and mailing the Joint Proxy Statement/Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                  (a)      If to United, to:

                           United National Bancorp
                           1130 Route 22 East, P.O. Box 6000
                           Bridgewater, New Jersey 08807-0010
                           Attn.:  Thomas C. Gregor, Chairman,
                                    President and Chief Executive Officer

                  With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           Attn.:  Michael W. Zelenty, Esq.
                           By Hand: 200 Campus Drive
                       Florham Park, New Jersey 07932-0950
                             By Mail: P.O. Box 1945
                        Morristown, New Jersey 07962-1945

                  (b)      If to Raritan, to:

                           Raritan Bancorp Inc.
                           454 Route 28
                           Bridgewater, New Jersey 08807
                           Attn.:  Arlyn D. Rus, Chairman,
                                    President and Chief Executive Officer

                  With a copy to:

                           Luse Lehman Gorman Pomerenk & Schick PC
                           5335 Wisconsin Avenue N.W.
                           Washington, D.C. 20015
                           Attn.:  John J. Gorman

                  or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the indemnitees covered by Section 5.14 hereof. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

                  8.4. Entire Agreement. This Agreement, the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto; provided, however, that if this Agreement is terminated, the terms of Section 5.5(b) and
(c) and the terms of the Confidentiality Agreement between United and Raritan dated August 19, 1998 shall remain in effect. If any provision of this Agreement is found invalid, it shall be considered deleted and shall not invalidate the remaining provisions.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. Survival. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements and covenants set forth in Section 5.14 which shall survive the Merger, shall terminate as of the Effective Time.

                  8.9. Knowledge. Representations made herein which are qualified by the phrase to the best of Raritan's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer and the Chief Lending Officer of Raritan and thereafter refer to the best knowledge of any senior officer of Raritan or any Raritan subsidiary. Representations made herein which are qualified by the phrase to the best of United's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of United and thereafter refer to the best knowledge of any senior officer of United or any United subsidiary.

                  IN WITNESS WHEREOF, United, UNB, the Bank and Raritan have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



ATTEST:                                      UNITED NATIONAL BANCORP

RALPH L. STRAW, JR.                    THOMAS C. GREGOR
____________________________        By:_________________________________________
Ralph L. Straw, Jr., Secretary         Thomas C. Gregor, Chairman, President
                                          and Chief Executive Officer


ATTEST:                                      RARITAN BANCORP INC.

HELEN J. FRANGELLI                     ARLYN D. RUS
____________________________        By:_________________________________________
Helen J. Frangelli, Secretary          Arlyn D. Rus, Chairman, President
                                          and Chief Executive Officer


ATTEST:                                      UNITED NATIONAL BANK

RALPH L. STRAW, JR.                    THOMAS C. GREGOR
____________________________        By:_________________________________________
Ralph L. Straw, Jr., Cashier           Thomas C. Gregor, Chairman, President
                                          and Chief Executive Officer


ATTEST:                                      THE RARITAN SAVINGS BANK

HELEN J. FRANGELLI                      ARLYN D. RUS
_____________________________       By:_________________________________________
Helen J. Frangelli, Secretary          Arlyn D. Rus, Chairman, President
                                          and Chief Executive Officer

                         CERTIFICATE OF THE DIRECTORS OF
                            RARITAN BANCORP INC. AND
                            THE RARITAN SAVINGS BANK

                  Reference is made to the Agreement and Plan of Merger, dated as of September 22, 1998 (the "Agreement"), among United National Bancorp, United National Bank, Raritan Bancorp Inc., and The Raritan Savings Bank. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of Raritan and the Bank, agrees to vote or cause to be voted all shares of Raritan Common Stock which are held by such person, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby), in favor of the Merger.


------------------------



------------------------


------------------------


------------------------


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------------------------


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------------------------


------------------------


------------------------

                          Exhibit A to Merger Agreement


                           AGREEMENT TO MERGE BETWEEN
                              UNITED NATIONAL BANK
                                       AND
                            THE RARITAN SAVINGS BANK
                   UNDER THE CHARTER OF UNITED NATIONAL BANK,
                     UNDER THE TITLE OF UNITED NATIONAL BANK


                  THIS AGREEMENT made between United National Bank (hereinafter referred to as "UNB"), a national banking association organized under the laws of the United States, being located at 1130 Route 22 East, Bridgewater, County of Somerset in the State of New Jersey, with a capital of $__________ divided into __________ shares of common stock, each of $_____ par value, $__________ of surplus, and undivided profits of $__________ as of June 30, 1998, and The Raritan Savings Bank (hereinafter referred to as "Bank"), a federally-chartered savings bank organized under the laws of the United States, being located at ____________________, with a capital of $__________, divided into _____ shares of common stock, each of $_____ par value, surplus of $__________, and undivided profits of $__________ as of June 30, 1998, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215(a)), and the New Jersey Banking Act of 1948, as amended, witnesseth as follows:

                  Section 1. Bank shall be merged into UNB under the charter of UNB.

                  Section 2. The name of the receiving association (hereinafter referred to as the "Surviving Bank") shall be United National Bank.

                  Section 3. The business of the Surviving Bank shall be that of a national banking association. This business shall be conducted by the Surviving Bank at its main office which shall be located at 1130 Route 22 East, Bridgewater, Somerset County, New Jersey, and at its legally established branches.

                  Section 4. The amount of capital stock of the Surviving Bank shall be $__________, divided into __________ shares of common stock, each of $_____ par value, and at the time the merger shall become effective, the Surviving Bank shall have a surplus of $__________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted however, for normal earnings and expenses between June 30, 1998, and the effective time of the merger.

                  Section 5. All assets of each of the merging banks, as they exist at the effective time of the merger, shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of their respective trust departments, of each of the merging banks existing as of the effective time of the merger. After the effective time of the merger, UNB will continue to maintain the Bank liquidation account established by Bank upon its conversion to the stock form of organization for the benefit of eligible account holders. In addition, UNB will also continue to maintain the Bank liquidation account established in conjunction with the merger and acquisition of Manville Savings with, and into the Bank. UNB will maintain both of the aforementioned liquidation accounts on the same basis as immediately prior to the effective time of the merger, and Bank's liquidation accounts for the benefit of eligible account holders shall automatically be deemed assumed by UNB, as of the effective time of the merger, on the same basis as they existed immediately prior to the effective time of the merger.

                  Section 6. Bank shall contribute to the Surviving Bank its capital set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 1998, and the effective time of the merger.

                  UNB shall have on hand at the effective time of the merger its capital as set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 1998 and the effective date of the merger.

                  Section 7. The stockholders of UNB shall retain their rights in the capital stock presently outstanding, which shall immediately and automatically become __________ shares of common stock of the Surviving Bank, each with $_____ par value, and the stockholders of Bank in exchange for the excess acceptable assets contributed by their bank to the Surviving Bank shall be entitled to receive _____ shares of common stock of the Surviving Bank, each with $_____ par value.

                  Section 8. Neither of the banks shall declare nor pay any dividend to its stockholders between the date of this Agreement and the time at which the merger shall become effective, nor dispose of any of its assets in any other manner except in the ordinary course of business consistent with prudent banking practice; provided, however, that UNB shall be entitled to pay dividends to its parent without restriction and Bank may pay dividends to it parent consistent with past practice, so long as the payment of such dividends shall thereby not cause a breach of any representation, covenant, agreement or condition to which the Bank is subject under the Agreement and Plan of Merger, dated as of September _____, 1998 among United National Bancorp, Raritan Bancorp Inc., UNB and Bank (the "Merger Agreement").

                  Section 9. The present board of directors of UNB shall serve as the board of directors of the Surviving Bank until the next annual meeting or until such time as their successors have been elected and have qualified. [add two Raritan directors]

                  Section 10. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Office of the Comptroller of the Currency (the "OCC"), the articles of association of the resulting bank shall read in their entirety as set forth in Schedule 1 annexed hereto.

                  Section 11. This Agreement shall be terminated automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

                  Section 12. This Agreement shall be ratified and confirmed by the affirmative vote of the stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in the merger approval to be issued by the OCC.

                  Section 13. Each of the representations, warranties and covenants of the parties hereto shall terminate as of the effective time of the merger, other than Section 5 hereof which shall survive the effective time of the merger.

                  Section 14. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

                  Section 15. Except as governed by federal law, the validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of New Jersey without regard to its conflicts of laws or rules.

                  WITNESS, the signatures and seals of the merging banks as of this __________, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.



ATTEST:                                              UNITED NATIONAL BANK

_______________________                  By:____________________________________


ATTEST:                                              THE RARITAN SAVINGS BANK


________________________                 By:____________________________________

STATE OF NEW JERSEY              )
                                :  ss.
COUNTY OF __________ )


                  On this ____ day of __________, before me, a Notary Public for this state and county, personally came ____________________, of UNITED NATIONAL BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.
                  WITNESS my official seal and signature this day and year.

                                                    ----------------------------
                                                                (Seal of Notary)

STATE OF NEW JERSEY             )
                                         :ss.
COUNTY OF ___________)



                  On this _____ day of __________, before me, a Notary Public for this state and county, personally came ____________________, of THE RARITAN SAVINGS BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.
                  WITNESS my official seal and signature this day and year.

                                                    ----------------------------
                                                                (Seal of Notary)

                       Schedule 1 to Bank Merger Agreement


                             ARTICLES OF ASSOCIATION
                                       OF
                              UNITED NATIONAL BANK1


                                      NAME

                  FIRST. The title of the Association shall be "United National Bank".

                                   MAIN OFFICE

                  SECOND. The main office of the Association shall be at 1130 Route 22 East, Bridgewater, Somerset County, New Jersey. The general business of the Association shall be conducted at its legally established branches.

                                    DIRECTORS

                  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

                  The Board of Directors of the Association may be increased by two between annual meetings of shareholders and vacancies on the Board may be filled between annual meetings of the shareholders by a majority vote of the full Board, but in no event shall the number of Directors exceed the total number of twenty-five or such greater amount as may from time to time be permitted by the laws of the United States. Any Director so elected by the Board must comply with the provisions of law with respect to the ownership of shares of the Association.

                           ANNUAL MEETING OF DIRECTORS

                  FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main office or other convenient place duly authorized by the Board of Directors on such day of the year as is specified therefor in the By-Laws.

                                     CAPITAL

                  FIFTH. The amount of authorized capital stock of this Association shall be $__________ divided into __________ shares of common stock of the par value per share of $_____ but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

                  If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

                  If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

                                    OFFICERS

                  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers or employees and appoint others to take their place.

                  The Board of Directors shall have the power to define the duties of the officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

                         CHANGE OF MAIN OFFICE; BRANCHES

                  SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the State of New Jersey, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

                                    EXISTENCE

                  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

              SPECIAL MEETINGS OF SHAREHOLDERS; NOTICE OF MEETINGS

                  NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 per centum (10%) of the stock of this Association, may call a special meeting of the shareholders at any time.

                  Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every regular annual, and every special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 INDEMNIFICATION

                  TENTH. Indemnification or reimbursement may be given to an officer or director, as authorized by the Board of Directors, for expenses incurred in any legal action where the officer or director is not adjudged to be guilty of gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association.

                                    AMENDMENT

                  ELEVENTH. Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.

                                  EXHIBIT 5.19

                            RARITAN AFFILIATE LETTER

                                                              ___________, 1998

United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Raritan Bancorp Inc., a Delaware corporation (the "Company") with and into United National Bancorp, a New Jersey corporation ("United"), pursuant to the Agreement and Plan of Merger dated as of September 22, 1998 (the "Agreement") among the Company, United, The Raritan Savings Bank and United National Bank. I currently own shares of the Company's common stock, par value $.01 per share ("Raritan Common Stock"). As a result of the Merger, I will receive shares of United's common stock, $1.25 par value ("United Common Stock") in exchange for my Raritan Common Stock. In addition, to the extent I own options to acquire Raritan Common Stock, those options will be converted in the Merger into United Common Stock or options to acquire United Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "Commission") and as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and covenant with United that:

                  A. Initial Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Raritan Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any Raritan Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to object to the transfer before it is consummated. United, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Later Pre-Merger and Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by United by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any Raritan Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any Raritan Common Stock owned by such person or entity. For purposes of this paragraph, "Raritan Common Stock" includes the United Common Stock into which the Raritan Common Stock or Options is converted.

                  C. Need for Registration or Exemption in Connection with Transfers. I have been advised that the issuance of United Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of United Common Stock received by me in the Merger is restricted under Rule 145 promulgated by the Commission under the Act. I may not transfer United Common Stock received by me or by any relative who shares my home or by any person or entity who or which I control, unless (i) such transfer is registered under the Act, (ii) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to United, such transfer is otherwise exempt from registration under the Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to United's transfer agents with respect to the United Common Stock and that there will be placed on the certificates of the United Common Stock issued to me or to any relative who shares my home or to any person or entity who or which I control, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED SEPTEMBER 22, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND UNITED NATIONAL BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF UNITED NATIONAL BANCORP."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                            Very truly yours,


                                            Name:_______________________________
Accepted this ____ day of
_______________, 1998 by

UNITED NATIONAL BANCORP

By:__________________________________
    Name:
    Title:

                                 EXHIBIT 5.19.1
                             UNITED AFFILIATE LETTER

                                                              ____________, 1998

United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Raritan Bancorp Inc., a Delaware corporation ("Raritan") with and into United National Bancorp, a New Jersey corporation ("United"), pursuant to the Agreement and Plan of Merger dated as of September 22, 1998 (the "Agreement") among United, Raritan, United National Bank and The Raritan Savings Bank. I currently own shares of United's common stock, $1.25 par value ("United Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of United, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with United and Raritan that:

                  A. Initial Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any United Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to object to the transfer before it is consummated. United, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Later Pre-Merger and Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by United by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any United Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for United.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of United as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                                   Very truly yours,

                                                   -----------------------------
                                                   Name:

Accepted this ___ day of
____________, 1998 by

UNITED NATIONAL BANCORP

By: ___________________________
   Name:
   Title:

                                  SCHEDULE 6.2

                         FORM OF OPINION OF COUNSELS TO
                           RARITAN TO BE DELIVERED TO
                          UNITED AT THE EFFECTIVE TIME

   (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)


                  (a) Raritan is a corporation validly existing and in good standing under the laws of the State of Delaware. Raritan has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement/Prospectus on page __ under the caption _________________. Raritan is registered as a holding company under the BHCA.

                  (b) Each Subsidiary of Raritan listed as such in the Raritan Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a New Jersey-chartered stock savings bank. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement/Prospectus on page __ under the caption _________________.

                  (c) The authorized capital stock of Raritan consists of __________ shares of Raritan Common Stock and _________ shares of Raritan Preferred Stock. Except for any Raritan Common Stock issuable upon exercise of outstanding Raritan Options granted pursuant to the Raritan Option Plans and the United Stock Option, we have not become aware (through our representation of Raritan in connection therewith or in the course of our representation of Raritan in connection with the Agreement, or through Raritan's representations to us in the attached certificate) of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Raritan to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Raritan from selling any Raritan Preferred Stock or any additional Raritan Common Stock or obligating Raritan to grant, extend or enter into any such agreement or commitment. Based solely upon our review of the minute books of Raritan and its Subsidiaries, and without independent verification of the matters recited therein, all of the outstanding shares of capital stock of each Subsidiary of Raritan listed as such in the Raritan Disclosure Schedule have been validly authorized and issued and we are not aware of any liens, claims, equities, restrictions or encumbrances created by Raritan on Raritan's ownership thereof.

                  (d) The Agreement has been authorized, executed and delivered by Raritan and the Bank and constitutes the valid and binding obligations of Raritan and the Bank, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of Raritan and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting bank holding companies or New Jersey-chartered stock savings banks or institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the respective certificate of incorporation or charter, as the case may be, or by-laws of Raritan or the Bank; (ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware (through our representation of Raritan in connection therewith or in the course of our representation of Raritan in connection with the Agreement, or through Raritan's representations to us in the attached certificate) and to which Raritan or the Bank is a party or by which Raritan or the Bank is bound; or (iii) cause Raritan or the Bank to violate any law, rule or regulation applicable to Raritan or the Bank: except with respect to (ii) and
(iii) above, such as in the aggregate will not have a material adverse effect on the ability of Raritan and the Bank to consummate the transactions contemplated by the Agreement.

                  (f) All actions of the directors and stockholders of Raritan and of the Bank required by federal banking law or Delaware law, or by the respective certificate of incorporation or charter, as the case may be, or by-laws of Raritan or the Bank, to be taken by Raritan or the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) No approvals, authorizations, consents or other actions or filings under federal banking law or Delaware law ("Approvals") are required to be obtained by Raritan or the Bank in order to permit the execution and delivery of the Agreement by Raritan and the Bank and the performance by Raritan and the Bank of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by United or UNB, or Approvals not required or necessary to be obtained on the date hereof.

                  (h) Except as set forth in the Raritan Disclosure Schedule and in Raritan's certificate addressed to us and attached hereto, and other than ordinary routine litigation incidental to the business of Raritan or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened in writing against or affecting the business, operations, property or financial condition of Raritan or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Raritan or any of its Subsidiaries, would not have a material adverse effect on Raritan and its Subsidiaries, taken as a whole; provided, however, we are not counsel to Raritan or its Subsidiaries in any litigation and with respect to litigation we are relying upon the representation and warranty of Raritan made in Section 3.7 of the Agreement with respect to material litigation and on Raritan's certificate addressed to us and attached hereto.



                                     *******


                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements and information contained in the Joint Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements and information, but, without in any way limiting the generality of the foregoing, based upon our review of the Joint Proxy Statement/Prospectus
(i) the Joint Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1934 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Joint Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Raritan at which the Agreement was approved, contained any untrue statement of a material fact with respect to Raritan or omitted to state a material fact with respect to Raritan necessary in order to make the statements therein with respect to Raritan, in light of the circumstances under which they were made, not misleading.


                                     *******

                  In rendering their opinion, counsel to Raritan (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Raritan and (B) may rely, as to matters of fact, on certificates of responsible officers of Raritan, the Bank, or other Subsidiaries of Raritan and public officials; provided copies of any such opinions or certificates are delivered to Raritan together with the opinion to be rendered hereunder by counsel to Raritan. Counsel to Raritan may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Raritan and the Bank. As to matters of fact, counsel to Raritan may also rely upon the representations and warranties made by Raritan to Raritan in the Agreement as though such representations and warranties were made directly to counsel. Counsel to Raritan may also rely upon the genuineness of signatures and the authenticity of copies.

                                  SCHEDULE 6.3

                          FORM OF OPINION OF COUNSEL TO
                            UNITED TO BE DELIVERED TO
                          RARITAN AT THE EFFECTIVE TIME

   (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)


                  (a) United is a corporation validly existing and in good standing under the laws of the State of New Jersey. United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement/Prospectus on page __ under the caption _________________. United is registered as a bank holding company under the BHCA.

                  (b) Each Subsidiary of United listed as such in the United Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. UNB is a national banking association chartered under the laws of the United States. UNB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement/Prospectus on page __ under the caption _________________.

                  (c) The authorized capital stock of United consists of ___________ shares of common stock, ___ par value per share ("United Common Stock"). Except for any United Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the United Option Plan, we have not become aware (through our representation of United in connection therewith or in the course of our representation of United in connection with the Agreement, or through United's representations to us in the attached certificate) of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating United to issue, deliver or sell, cause to be issued, delivered or sold, or restricting United from selling any additional United Common Stock or obligating United to grant, extend or enter into any such agreement or commitment except as may be provided in any acquisition agreement United may enter into after the date of execution of the Agreement. Based solely upon our review of the minute books of United and its Subsidiaries, and without independent verification of the matters recited therein, all of the outstanding shares of capital stock of each Subsidiary of United listed as such in the United Disclosure Schedule have been validly authorized and issued and we are not aware of any liens, claims, equities, restrictions or encumbrances created by United on United's ownership thereof. The United Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by United.

                  (d) The Agreement has been authorized, executed and delivered by United and UNB and constitutes the valid and binding obligations of United and UNB, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of United and UNB may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the respective certificates of incorporation or by-laws of United or UNB; (ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware (through our representation of United in connection therewith or in the course of our representation of United in connection with the Agreement, or through United's representations to us in the attached certificate) and to which United or UNB is a party or by which United or UNB is bound; or (iii) cause United or UNB to violate any law, rule or regulation applicable to United or UNB: except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of United and UNB to consummate the transactions contemplated by the Agreement.

                  (f) All actions of the directors and stockholders of United and of UNB required by federal banking law or New Jersey law, or by the respective certificates of incorporation or by-laws of United or UNB, to be taken by United or UNB to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Raritan and that Raritan has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificates of Merger in respect of the Merger with the New Jersey Secretary of State and the Delaware Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the time of such filing, and upon effectiveness of the Merger each share of Raritan Common Stock will be converted as provided in
Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by United or UNB in order to permit the execution and delivery of the Agreement by United and UNB and the performance by United and UNB of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by Raritan or the Bank, and Approvals not required or necessary to be obtained on the date hereof.

                  (i) Except as set forth in the United Disclosure Schedule and in United's certificate addressed to us and attached hereto, and other than ordinary routine litigation incidental to the business of United or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened in writing against or affecting the business, operations, property or financial condition of United or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to United or any of its Subsidiaries, would not have a material adverse effect on United and its Subsidiaries, taken as a whole; provided, however, we are not counsel to United or its Subsidiaries in certain litigation and with respect to any such litigation we are relying upon the representation and warranty of United made in
Section 4.10 of the Agreement with respect to material litigation and on United's certificate addressed to us and attached hereto.

                  (j) The Registration Statement has been declared effective by the SEC under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.


                                     *******


                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements and information contained in the Joint Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements and information, but, without in any way limiting the generality of the foregoing, based upon our review of the Joint Proxy Statement/Prospectus
(i) the Joint Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Joint Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Raritan at which the Agreement was approved, contained any untrue statement of a material fact with respect to United or omitted to state a material fact with respect to United necessary in order to make the statements therein with respect to United, in light of the circumstances under which they were made, not misleading.


                                     *******

                  In rendering their opinion, counsel to United (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States or the State of New Jersey, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Raritan and (B) may rely, as to matters of fact, on certificates of responsible officers of United, UNB, or other Subsidiaries of United and public officials; provided copies of any such opinions or certificates are delivered to Raritan together with the opinion to be rendered hereunder by counsel to United. Counsel to United may assume that any agreement is the valid and binding obligation of any parties to such agreement other than United. As to matters of fact, counsel to United may also rely upon the representations and warranties made by United to Raritan in the Agreement as though such representations and warranties were made directly to counsel. Counsel to United may also rely upon the genuineness of signatures and the authenticity of copies.


    1 Articles of Association of United National Bank as they will exist on the Effective Date. The Articles may be amended prior to the Effective Date.


                                                                    Exhibit B to
                                                                Merger Agreement

                                     Index


                                                                            Index
                                                                          Weighting
Company Name                             Ticker   City            State      (%)
------------                             ------   ----            -----      ---
Commerce Bancorp, Inc.                   CBH      Cherry Hill     NJ        10.95
S&T Bancorp, Inc.                        STBA     Indiana         PA         8.50
TrustCo Bank Corp NY                     TRST     Schenectady     NY         8.28
Provident Bankshares  Corporation        PBKS     Baltimore       MD         7.80
UST Corporation                          USTB     Boston          MA         7.75
F&M National Corporation                 FMN      Winchester      VA         7.43
First Commonwealth Financial
 Corporation                             FCF      Indiana         PA         6.97
Trust Company of New Jersey  (The)       TCNJ     Jersey City     NJ         5.67
National Penn Bancshares, Inc.           NPBC     Boyertown       PA         4.10
BT Financial Corporation                 BTFC     Johnstown       PA         3.82
USBANCORP, Inc.                          UBAN     Johnstown       PA         3.55
Sandy Spring Bancorp                     SASR     Olney           MD         3.54
NBT Bancorp, Inc.                        NBTB     Norwich         NY         3.28
First Western Bancorp, Inc.              FWBI     New Castle      PA         3.25
Harleysville National Corporation        HNBC     Harleysville    PA         3.16
BSB Bancorp, Inc.                        BSBN     Binghamton      NY         3.07
F&M Bancorp                              FMBN     Frederick       MD         2.68
Community Bank System, Inc.              CBU      DeWitt          NY         2.51
Arrow Financial Corporation              AROW     Glen Falls      NY         2.04
Sun Bancorp, Inc.                        SNBC     Vineland        NJ         1.66



If, at any time after September 21, 1998 and before the Determination Date, the common stock of any company on this Exhibit B ceases to be publicly traded or any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization, such company shall be removed from the Index Group effective as of the Starting Date (i.e., such Company shall not be considered part of the Index Group for any purposes in connection with this Merger Agreement) and the Index Weighting of the remaining companies in the Index Group shall be increased proportionately to their prior Index Weighting, so that the total Index Weighting is 100%. If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Exhibit B.